UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

Tyson Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	71-0225165
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2200 Don Tyson Parkway Springdale, Arkansas	72762-6999
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.75% Tangible Equity Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-197661

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Tyson Foods, Inc. (the “Registrant”) registers hereunder its 4.75% Tangible Equity Units (the “Units”), each with a stated amount of $50. For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of the Units” on pages S-85 through S-89 and “Description of Units” on page 21 of the Registrant’s prospectus supplement dated July 30, 2014 relating to the Units and accompanying prospectus, filed with the Securities and Exchange Commission (“SEC”) on July 31, 2014 (Registration No. 333-197661) (the “Units Prospectus”). Each Unit is composed of a prepaid stock purchase contract and a senior amortizing note. For a description of the stock purchase contract, reference is made to the information under the headings “Description of the Purchase Contracts” on pages S-90 through S-108, “Description of Common Stock” on page S-122 and “Description of Purchase Contracts” on page 20 of the Units Prospectus. For a description of the senior amortizing note, reference is made to the information under the headings “Description of the Amortizing Notes” on pages S-109 through S-121 and “Description of Debt Securities” on pages 6 through 18 of the Units Prospectus. Each such description referred to above, and the Units Prospectus, is hereby incorporated herein by reference and made part of this registration statement in its entirety.

Item 2. Exhibits.

Reference is hereby made to the attached Exhibit Index, which is incorporated herein by reference.

Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TYSON FOODS, INC.

Date: August 5, 2014	By:	/s/ R. Read Hudson
		Name:	R. Read Hudson
		Title:	Vice President, Associate General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 1998)

3.2	Fifth Amended and Restated By-laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed for the period ended June 29, 2013)

4.1	Indenture, dated as of June 1, 1995, between the Company and The Bank of New York Mellon Trust Company N.A. (as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.)) (incorporated herein by reference to Exhibit 4 to the Company’s Registration Statement on Form S-3 (No. 333-42525) filed with the SEC on December 18, 1997)

4.2	Supplemental Indenture, dated as of August 5, 2014, by and among the Registrant, as issuer, Tyson Fresh Meats, Inc., as subsidiary guarantor and The Bank of New York Mellon Trust Company N.A., as trustee (including form of amortizing note).*

4.3	Purchase Contract Agreement among the Registrant, The Bank of New York Mellon Trust Company N.A., as purchase contract agent and attorney-in-fact for the holders, and as trustee (including form of unit and form of purchase contract).*

99.1	Prospectus supplement dated July 30, 2014 relating to the Units and accompanying prospectus dated July 28, 2014 filed on July 31, 2014 (Registration No. 333-197661) (incorporated herein by reference).

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.